SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549

                                  FORM 8-K
                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: April 30, 2002

                         Commission File No. 0-17069


                                Excal Enterprises, Inc.
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                                  59-2855398
-------------------------------         ----------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

          100 North Tampa Street, Suite 3575, Tampa, Florida  33602
          ---------------------------------------------------------
                  (Address of principal executive offices)

                               (813) 224-0228
             --------------------------------------------------
             Registrant's telephone number, including area code


Item  2.  Acquisition or Disposition of Assets.

    On April 26, 2002, the Company closed on the disposal of its sporting goods division. The transaction was effective as of January 1, 2002.
This division consisted of two subsidiaries, Wild Hare Holdings, Inc.
and Noram Divide, Inc. The Company has converted its net investment in Wild Hare Holdings, Inc. and Noram Divide, Inc, into secured promissory notes in the amounts of $663,542 and $353,769, respectively. These entities are expected to require additional funding before becoming self-sufficient. The Company determined that it was no longer willing to continue funding losses during the start-up. The Company has transferred its ownership of these two entities to Mr. John Caskey and Mr. Aris Newton. Mssrs. Caskey and Newton have been managing these entities since inception and are also directors of Excal Enterprises, Inc. Based on the Company's concern regarding the ability of these two former subsidiaries to continue operating without additional financial support, the Company has reserved for the full amount of the promissory notes and is not accruing interest thereon.


Item 7(b).     Pro forma financial information.

     The two subsidiaries that were disposed of made up the Company's sporting goods division, which was a business segment under Accounting Principles Board ("APB") Opinion No. 30. In accordance with Staff Accounting Bulletin #40, results of this business segment are shown as a single line item in the income statement, and prior periods have been restated, including the reallocation of fixed overhead charges to other business segments. The condensed pro forma financial statements shown below reflect the effect of the above transaction as if consummated on April 1, 2001. Because the sporting goods operation did not begin operations until after December 31, 2000, no pro forma adjustments were required for the nine months ended December 31, 2000.

                                For the nine months ended December 31,
                            ----------------------------------------------------------------------
                                   As             Pro Forma                                 As
                                Reported          Adjustment         Pro Forma           Reported
                                  2001               2001              2001                2000
                                ---------          ---------         ---------           ---------
Revenue                       $ 8,168,866       $ (  756,414)     $  7,412,452        $  6,647,304
Cost of goods sold              2,852,960         (  480,127)        2,372,833           2,302,802
                                ---------          ---------         ---------           ---------
Gross margin                    5,315,906         (  276,287)        5,039,619           4,344,502
Operating expenses              4,634,326         (  624,632)        4,009,694           3,900,386
                                ---------          ---------         ---------           ---------
Net operating income (loss)       681,580            348,345         1,029,925             444,116
Other expense (income)            692,071         (   76,613)          615,458             968,590
Loss from business
transferred
  under contractual                    --         (1,018,017)        1,018,017                  --
arrangements
                                ---------          ---------         ---------           ---------
Net loss before tax            (   10,491)        (  593,059)      (   603,550)        (   524,474)
Income tax provision              150,000         (  234,000)      (    84,000)            258,000
                                ---------          ---------         ---------           ---------
Net loss                       (  160,491)        (  359,059)      (   519,550)        (   782,474)
                                =========          =========         =========           =========
Weighted average shares
   Outstanding                   3,285,877                            3,285,877           3,866,852

Basic and diluted loss per    $(      .05)                        $(       .16)       $(       .20)
share
                                =========                            =========           =========

Item 7(c).     Exhibits.

10.1 Form of Purchase Agreement.
10.2 Form of Promissory Note.
10.3 Form of Security Agreement.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               EXCAL ENTERPRISES, INC.

Dated: April 30, 2002          By:  /S/ TIMOTHY R. BARNES
                                    Timothy R. Barnes
                                    Vice-president, Secretary
                                    Treasurer and CFO